UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On September 4, 2018, Destination XL Group, Inc. (the “Company”) entered into the Second Amendment to Employment and Chairman Compensation Agreement (the “Amendment”) with Seymour Holtzman, the Company’s Executive Chairman of the Board of Directors (the “Board”).  The Amendment amends the Employment and Chairman Compensation Agreement dated as of August 7, 2014, as amended on May 25, 2017 (the “Agreement”).

Pursuant to the terms of the Amendment, Mr. Holtzman’s annual compensation for his services as Chairman of the Board, with the title “Executive Chairman”, was reduced from $200,000 to $176,000.  Mr. Holtzman will continue to receive an annual base salary of $24,000 for his service as an employee of the Company, reporting to the Board.  No other changes to the Agreement were made.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Concurrently with the Amendment, on September 4, 2018, the Board, pursuant to Section 2 of the Agreement, provided written notification to Mr. Holtzman that the Company will not be extending the term of the Agreement and, as a result, the Agreement will terminate on August 7, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number         Description

10.1	Second Amendment to Employment and Chairman Compensation Agreement between the Company and Seymour Holtzman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	September 7, 2018	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

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